Exhibit 99.(b)

CALAMOS ETF TRUST

BY-LAWS

As amended and restated on December 16, 2022

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BY-LAWS

OF

CALAMOS ETF TRUST

These By-laws of Calamos ETF Trust (the “Trust”), a Delaware statutory trust, amend and restate in their entirety all previously-adopted by-laws of the Trust and are subject to the Amended and Restated Trust Instrument of the Trust dated December 16, 2022, as from time to time amended, supplemented or restated (the “Trust Instrument”). Capitalized terms used herein and not defined herein have the same meanings as in the Trust Instrument. In the event of any inconsistency between the terms hereof and the terms of the Trust Instrument, the terms of the Trust Instrument shall control. The provisions of Article X, Sections 5 and 10 of the Trust Instrument apply mutatis mutandis to the By-laws.

ARTICLE I
PRINCIPAL OFFICE AND SEAL

Section 1. Principal Office. The principal executive office of the Trust shall be located in the State of Illinois or such other location as the Trustees determine. The Trust may establish and maintain other branch of subordinate offices and places of business as the Trustees determine.

Section 2. Delaware Office. The registered office of the Trust in the State of Delaware and the name of the registered agent of the Trust for service of process at such location shall be as set forth in the Certificate of Trust of the Trust, as amended from time to time.

Section 3. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

ARTICLE II
TRUSTEES

Section 1. Powers. The business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

Section 2. Compensation of Trustees. Trustees and members of committees may receive for their services as such compensation and reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 2 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 3. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place (which shall include a meeting held by means of remote communications) that has been selected from time to time by the Trustees. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 4. Regular Meetings. Regular meetings of the Trustees shall be at such time and place (which shall include a meeting held by means of remote communications) as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 5. Special Meetings. Special meetings of the Trustees or any Committee for any purpose or purposes may be called at any time by the Chairperson of the Board of Trustees, the Lead Independent Trustee or any two (2) Trustees.

Section 6. Quorum; Action by Trustees. A meeting of the Trustees at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7. Notice. Except as provided herein, notice of the time, date and place (including that the meeting will be held by remote communication, as applicable) of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic means at least twenty-four hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting at the start thereof to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by electronic signature, electronic means or electronic transmission.

Section 8. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place (including a meeting held by remote communication, as applicable).

Section 9. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees or Continuing Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees or Continuing Trustees, as applicable, then in office. Any such written consent may be executed and given by electronic signature, electronic means or electronic transmission. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE III
COMMITTEES

Section 1. Establishment. The Trustees may designate one or more committees of the Trustees, which shall include a Governance Committee and an Audit Committee (together, the “Established Committees”). The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or recused member at any meeting of such committee. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Established Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees when required. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2. Proceedings; Quorum; Action. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Section 3. Audit Committee. The Trustees shall elect from their own number an Audit Committee composed entirely of trustees who are not “interested persons” of the Trust, as defined in the 1940 Act (“Independent Trustees”) The Audit Committee shall have the power to review and evaluate the Trust’s audit function, including, as appropriate, responsibility relating to the appointment, retention, compensation and oversight of an independent registered public accounting firm and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the committee may be designated as chairperson to serve for a term to be determined by such committee, or as provided for in any charter adopted by the Audit Committee, and until a successor is elected.

Section 4. Governance Committee. The Trustees shall elect from their own number a Governance Committee composed entirely of Independent Trustees. The Governance Committee shall have the power to select and nominate Independent Trustees, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the Committee may be designated as chairperson to serve for a term to be determined by such Committee, or as provided for in any charter adopted by the Governance Committee, and until a successor is elected.

ARTICLE IV
BOARD CHAIR AND TRUST OFFICERS

Section 1. Chairperson of the Board. The Continuing Trustees shall be required to elect a Chairperson of the Board. Any Chairperson of the Board shall be elected from among the Trustees of the Trust and may hold such office only so long as he or she continues to be a Trustee. The Chairperson shall preside at meetings of the Board of Trustees. The Chairperson shall have such additional powers and perform such additional duties as may be assigned to him or her from time to time by the Board of Trustees. The Continuing Trustees may elect a Vice chair who shall exercise the powers of the Chairperson in his or her absence.

Section 2. Lead Independent Trustee. If the Chairperson is an “interested person” of the Trust, as defined in the 1940 Act, the Independent Trustees shall appoint one of their number to be “Lead Independent Trustee”, who shall have such duties as may be assigned by the Independent Trustees from time to time.

Section 3. Trust Officers. The officers of the Trust shall be a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, Assistant Treasurers, Secretaries, Assistant Secretaries and such other officers (“Other Officers”) as the Trustees may determine.

Section 4. Election, Tenure and Qualifications of Officers. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. No officer need be a Shareholder.

Section 5. Vacancies and Newly Created Offices. Whenever a vacancy shall or is to occur in any office or if any new office is created, the Trustees may fill such vacancy or new office. The Trustees may appoint a new officer in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a officer, or an increase in number of officers, provided that such appointment shall become effective only at or after the expected vacancy occurs.

Section 6. Trustee Qualifications. Except to the extent that such requirements are waived by a majority of the Continuing Trustees then in office at the time of the nomination of such Trustee, only persons satisfying the following qualification requirements may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

a.          An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated.

b.          An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than 5 investment companies (including the Trust) having securities registered under the Exchange Act (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose).

c.          An individual nominated or seated as a Trustee shall not serve or have served within the past 3 years as a trustee of any closed-end investment company which, while such individual was serving as a trustee or within one year after the end of such service, ceased to be a closed-end investment company registered under the 1940 Act, unless such individual was initially nominated for election as a trustee by the board of trustees of such closed-end investment company or had served as a trustee since the inception of such closed-end investment company.

d.          Except as set forth in this Section 6, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company.

e.          An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business, nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct that has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the 1940 Act.

f.           An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof.

g.          An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit, the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter.

Section 7. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, or if an Other Officer to the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 8. President. The President shall be the Chief Executive Officer of the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust’s business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. In the absence of the Chairperson, Lead Independent Trustee and Vice chair, the President shall preside at any Shareholders’ meetings. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents on the Trust’s behalf. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust, except as the Board of Trustees may otherwise direct. The President shall have such other powers and perform such other duties as the Trustees may determine.

Section 9. Vice President(s). The Vice President(s), if any, shall have such powers and perform such duties as the Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees may designate a Vice President as the Chief Financial Officer of the Trust or to serve one or more other functions. If a Vice President is designated as Chief Financial Officer of the Trust, he or she shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series’ fiscal year. The Trustees also may designate one or more of the Vice Presidents as Executive Vice President.

Section 10. Treasurer and Assistant Treasurer(s). The Treasurer may be designated as the Chief Financial Officer or as the principal accounting officer of the Trust. If designated as Chief Financial Officer, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series’ fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees’ supervision, and shall perform such additional duties as the Trustees or President may designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 11. Secretary and Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law, but may delegate such responsibilities as deemed to be appropriate by the Trustees or Trust officers. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees or President may designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 12. Subordinate Officers. The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 12 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 13. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

Section 14. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE V
MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. The Trust shall not hold annual meetings, unless required by law.

Section 2. Special Meetings.

a.          Special meetings of the Shareholders may be called at any time by the Chairperson, the President or the Trustees. Subject to subsection (c) of this Section 2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

b.          Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the “Requested Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

c.          In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. The purpose of the meeting and the matters proposed to be acted on at it, which may be presented by the Special Meeting Request, shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary. The Special Meeting Request shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

d.          The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Article V, Section 2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

e.          Except as provided in the next sentence, any special meeting shall be held at such place (which shall include a meeting held by means of remote communications), date and time as may be designated by the President, Chairperson or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place (which shall include a meeting held by means of remote communications), date and time as may be designated by the Trustees; PROVIDED, however, that the date of any Shareholder Requested Meeting shall be not more than ninety days after the record date for such meeting (the “Meeting Record Date”); and PROVIDED FURTHER that if the Trustees fail to designate, within thirty days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Central Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Trustees fail to designate a place (which shall include a meeting held by means of remote communications) for a Shareholder Requested Meeting within thirty days after the Delivery Date, then such meeting shall be held at the principal office of the Trust. In fixing a date for any special meeting, the President, Chairperson or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

f.           If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

g.          The Chairperson, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

h.          For purposes of these By-laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3. Advance Notice of Shareholder Nominations for Trustee and Other Shareholder Proposals.

a.          Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Trustees and other lawfully permissible proposals of business to be considered by Shareholders may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Trustees or any committee thereof or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time the notice provided for in this Article V, Section 3 is delivered to the Secretary and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article V, Section 3. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the Shareholder’s notice containing the information required by paragraph (b) of this Article V, Section 3 shall have been delivered to the Secretary at the principal offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a Shareholder to present a nomination or a proposal before a meeting.

b.          A Shareholder’s notice to be proper must set forth: (a) as to the Shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear in the Trust’s books, and of such beneficial owner, (ii) the class or series and number of all shares of the Trust owned beneficially and of record by Shareholder at the time the recommendation is submitted and the dates on which such shares were acquired, specifying the number of shares owned beneficially, (iii) a description of all arrangements, agreements, or understandings between the Shareholder and any other person or persons (including their names) pursuant to which the Shareholder recommendation is being made (including, in the case of a nomination, the candidate), and if none, so specify, (iv) a representation, which is complied with, that the Shareholder is a Shareholder of record of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation, which is complied with, that the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to Shareholders entitled to cast the requisite number of votes to approve or adopt the proposal or elect the nominee, and (vi) any other information relating to such Shareholder and beneficial owner, if any, that must be disclosed in solicitation of proxies for election of trustees in an election contest (even if an election contest is not involved), or otherwise would be required, in each case pursuant to the Exchange Act and the rules and regulations promulgated thereunder; (b) as to each person whom the Shareholder proposes to nominate for election as a Trustee (i) a full listing of the proposed candidate’s education, experience (including knowledge of the investment company industry, experience as a trustee or director or senior officer of public or private companies, and directorships on other boards of other registered investment companies), current employment, date of birth, business and residence address, and the names and addresses of at least three professional references, (ii) information as to whether the candidate is, has been or may be an Interested Person of the Trust, Calamos Advisors LLC (the “Adviser”) or any affiliate of the Adviser, and, if believed not to be or have been an Interested Person, information regarding the candidate that will be sufficient for the Trustees to make such determination, (iii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee of the Trust, if elected, (iv) the class or series and number of all shares of the Trust or any other Trust owned of record or beneficially by the candidate, as reported by the candidate, and (v) such other information that would be helpful to the Trustees in evaluating the candidate; and (c) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made. A Shareholder providing notice of any nomination or any other business proposed to be made at a meeting shall further update and supplement such notice so that: (a) the information provided in such notice pursuant to this Article V, Section 3 shall be complete and correct as of the record date for determining the Shareholders entitled to receive notice of the meeting, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the record date for determining the Shareholders entitled to receive notice of such meeting and (b) with respect to nominations of persons for election as a Trustee, any additional information reasonably requested by the Trustees to determine that each person whom the Shareholder proposes to nominate for election as a Trustee is qualified to act as a Trustee, including information reasonably requested by the Trustees to determine that such proposed candidate has met the trustee qualifications as set out in Article IV Section 6 of these By-Laws, is provided, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the request by the Trustees for additional information regarding trustee qualifications has been delivered to, or mailed and received by, such Shareholder providing notice of any nomination.

c.          A Shareholder providing notice of any nomination or any other business proposed to be made at a meeting shall further update and supplement such notice so that: (a) the information provided in such notice pursuant to this Article V, Section 3 shall be complete and correct as of the record date for determining the Shareholders entitled to receive notice of the meeting, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the record date for determining the Shareholders entitled to receive notice of such meeting and (b) with respect to nominations of persons for election as a Trustee, any additional information reasonably requested by the Trustees to determine that each person whom the Shareholder proposes to nominate for election as a Trustee is qualified to act as a Trustee, including information reasonably requested by the Trustees to determine that such proposed candidate has met the trustee qualifications as set out in Article IV Section 6 of these By-Laws, is provided, and such update and supplement shall be delivered to, or be mailed and received by, the Secretary at the principal executive office of the Trust not later than five (5) business days after the request by the Trustees for additional information regarding trustee qualifications has been delivered to, or mailed and received by, such Shareholder providing notice of any nomination.

d.          Only such persons who are nominated in accordance with the procedures and requirements set forth in this Article V, Section 3 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures and requirements set forth in this Article V, Section 3. The chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in this Article V, Section 3 and, if any proposed nomination or other business is not in compliance with this Article V, Section 3, to declare that such nomination or proposal shall be disregarded. Without limiting the generality of the foregoing or any other requirements herein, (i) a Shareholder shall be disqualified from bringing any business proposed to be brought before a meeting if all of the information in such Shareholder’s notice, or provided in connection therewith, is not correct and complete or if such Shareholder does not comply fully with the representations in such notice and (ii) if the Shareholder (or a qualified representative of such Shareholder) does not appear at the special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Article V, Section 3, to be considered a qualified representative of a Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

e.          For purposes of this Article V, Section 3 (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

f.           Notwithstanding the foregoing provisions of this Article V, Section 3, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article V, Section 3. Nothing in this Article V, Section 3 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

g.          The Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Trustees, as amended and supplemented from time to time in the discretion of the Trustees

Section 4. Notice of Meeting. Except as otherwise set forth herein, the Chairperson or Trustees shall call a meeting of Shareholders by giving written notice of the place (including that the meeting will be held by remote communication, as applicable), date, time and general nature of the business to be transacted at that meeting at least ten (10) days before the date of such meeting, and a meeting of Shareholders of any Series or Class shall be held at such time and place (including that the meeting will be held by remote communication, as applicable) as is determined by the Trustees and stated in the notice of that meeting.

Section 5. Manner of Giving Notice; Waiver of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, telex, telecopier, electronic mail or other electronic means or electronic transmission or by mail, postage prepaid, and (ii) addressed to the Shareholder at the physical or electronic address of that Shareholder appearing in the records of the Trust or its transfer agent or similar agent or entity or given by the Shareholder to the Trust for the purpose of notice. If no such address appears in the Trust’s records or those of its transfer agent or similar agent or entity and is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder at the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by electronic means, electronic transmission or other means of written communication or, where notice is given by publication, on the date of publication. Whenever any notice of any meeting of Shareholders is required to be given, a written waiver or a waiver by electronic means or transmission, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the meeting is held, or attendance at the meeting in person or by proxy shall be deemed equivalent to the giving of such notice to such persons.

Section 6. Postponed and Adjourned Meetings. Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (including that the meeting will be held by remote communication, as applicable), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Article V, Section 4. Any Shareholders’ meeting may be adjourned by the chairperson of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairperson of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place (including that the meeting will be held by remote communication, as applicable) are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Trustees in its sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 7. Validity of Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy; provided, that either the Shareholder or his or her duly authorized agent or attorney-in-fact has (i) signed a written instrument authorizing such proxy to act, or (ii) transmitted by electronic, telephonic, computerized, facsimile, telecommunication, telex or other alternative to execution of a written instrument authorizing such proxy to act. Every such transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the Shareholder transmitted or authorized such transmission. Acceptable methods of authorizing a proxy to act shall be set forth in the proxy statement soliciting such proxy. Any person charged with determining whether a Shareholder transmitted or authorized the transmission of any communication authorizing a proxy to act per clause (ii) of the first sentence of this Section 7, shall specify the information upon which the determination is to be made. Unless the proxy provides otherwise, it shall not be valid for more than three (3) years before the date of the meeting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting. Subject to the provisions of the Delaware Code entitled “Treatment of Delaware Statutory Trusts”, the Trust Instrument, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 8. Organization of Meetings. The Chairperson of the Board of Trustees or the Lead Independent Trustee shall preside at each meeting of Shareholders. In the absence of the Chairperson or the Lead Independent Trustee, the meeting shall be chaired by the President or a Vice chair, or if the President and a Vice chair shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if any and if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person or if there is no Secretary, then the meeting shall elect a secretary for the meeting.

The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairperson of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 9. Record Date. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time, as permitted by applicable law, prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action. Except as set forth in Article V, Section 2 of the Trust Instrument, any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to who are the Shareholders of the Trust, including any Series or Class, the number of Shares of the Trust, including any Series or Class, held from time to time by each Shareholder and as to who shall be deemed to be a Shareholder as of any date and time fixed by the Trustees.

Section 10. Action Without a Meeting. Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 11. Virtual Meetings. Notwithstanding any other provision of these By-laws, pursuant to Section 3806(b)(5) and (f) of the Delaware Statutory Trust Act, the Trustees shall have the power and authority to determine that any special meeting of Shareholders be held solely or partially by means of conference telephone or other communications equipment, in lieu of being held at any designated place, and participation in such a meeting shall constitute presence in person at the meeting. Any such meeting shall be subject to such guidelines and procedures as the Board of Trustees may adopt and the notice for any such meeting need not designate a “place” of the meeting if it is to be held solely by means of conference telephone or other communications equipment. The Trustees may, in their sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting by means of remote communication) by a document publicly filed by the Trust with the Commission without the requirement of any further notice hereunder.

ARTICLE VI
SHARES OF BENEFICIAL INTEREST

Section 1. No Share Certificates. Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

Section 2. Register. A register shall be kept, directly or indirectly, by the Trust or by the transfer agent, similar agent or entity, which register shall contain, to the extent practicable, the names and addresses of the Shareholders and interests held by each Shareholder. Each such register shall be conclusive as to the identity of the Shareholders of the Trust and the persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, or to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as shall keep the said register for entry thereon. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity may be deemed to constitute the register contemplated by this Article VI, Section 2.

Section 3. Transfer of Shares. Shares shall be transferable, so as to effect the rights of the Trust, only by transfer recorded on the books of the Trust. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise expressly provided by law.

ARTICLE VII
INSPECTION OF RECORDS AND REPORTS

Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by the Trustees.

ARTICLE VIII
AMENDMENTS

These By-laws may be amended by the Trustees of the Trust without any Shareholder vote.

ARTICLE IX
GENERAL MATTERS

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 4. Headings. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.